Exhibit 10.17

FOIA CONFIDENTIAL TREATMENT REQUESTED

Confidential Materials omitted and filed separate with the Securities and Exchange Commission

Triple asterisks denote omissions

CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT

This CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT (this “Agreement”), made as of October 24, 2016 (the “Effective Date”), is by and between Athenex, Inc., also known as Kinex Pharmaceuticals, Inc. (“Athenex”), a Delaware corporation having a place of business at 1001 Main Street, Suite 600 Buffalo, New York, and Eli Lilly and Company, having a place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 (“Lilly Parent”) and ImClone LLC, having a place of business at 450 East 29th Street 12th Floor, New York, NY 10016 (“ImClone”, and together with Lilly Parent, “Lilly”. Athenex and Lilly are each referred to herein individually as “Party” and collectively “Parties”.

RECITALS

A. Athenex is developing the Athenex Compound (as defined below) for the treatment of certain tumor types.

B. Lilly is developing the Lilly Compound (as defined below) for the treatment of certain tumor types.

C. Athenex desires to sponsor a clinical trial in which the Lilly Compound and the Athenex Compound would be dosed concurrently or in combination.

D. Athenex and Lilly, consistent with the terms of this Agreement, desire to collaborate as more fully described herein, including by providing the Athenex Compound and the Lilly Compound for the Study (as defined below).

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, mutually agree as follows:

1.	Definitions.

For all purposes of this Agreement, the capitalized terms defined in this Article 1 and throughout this Agreement shall have the meanings herein specified.

1.1 “Adverse Event (AE)” means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and which does not necessarily have to have a causal relationship with this treatment. Also known as an Adverse Experience.

1.2 “Affiliate” means, with respect to either Party, a firm, corporation or other entity which directly or indirectly owns or controls said Party, or is owned or controlled by said Party, or is under common ownership or control with said Party. The word “control” means (i) the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of a legal entity, or (ii) possession, directly or indirectly, of the power to direct the management or

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

policies of a legal entity, whether through the ownership of voting securities, contract rights, voting rights, corporate governance or otherwise.

1.3 “Agreement” means this agreement, as amended by the Parties from time to time, and as set forth in the preamble.

1.4 “Applicable Law” means all federal, state, local, national and regional statutes, laws, rules, regulations and directives applicable to a particular activity hereunder, including performance of clinical trials, medical treatment and the processing and protection of personal and medical data, that may be in effect from time to time, including those promulgated by the United States Food and Drug Administration (“FDA”), national regulatory authorities, the European Medicines Agency (“EMA”) and any successor agency to the FDA or EMA or any agency or authority performing some or all of the functions of the FDA or EMA in any jurisdiction outside the United States or the European Union (each a “Regulatory Authority” and collectively, “Regulatory Authorities”), and including without limitation cGMP and GCP (each as defined below); all data protection laws, regulations, and requirements, such as those specified in the EU Data Protection Directive and the General Data Protection Regulation, and the United States Health Insurance Portability and Accountability Act of 1996, as amended, and its associated regulations (“HIPAA”); export control and economic sanctions regulations which prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals; anti-bribery and anti-corruption laws pertaining to interactions with government agents, officials and representatives; laws and regulations governing payments to healthcare providers; and any United States or other country’s or jurisdiction’s successor or replacement statutes, laws, rules, regulations and directives relating to the foregoing.

1.5 “Athenex” has the meaning set forth in the preamble.

1.6 “Athenex Compound” means oraxol, a small molecule oral formulation of a taxane, paclitaxel, excluding however, any generic version of oraxol other than a generic version owned or controlled by Athenex or its Affiliate.

1.7 “Business Day” means any day other than a Saturday, Sunday or any public holiday in the country where the applicable obligations are to be performed.

1.8 “Calendar Quarter” means a three-month period beginning on January, April, July or October 1st.

1.9 “Calendar Year” means a one-year period beginning on January 1st and ending on December 31st.

1.10 “cGMP” means the current Good Manufacturing Practices officially published and interpreted by EMA, FDA, WHO and other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the Manufacture of the Compounds.

1.11 “Clinical Data” means all data (including raw data) and results generated under the Study and includes Sample Testing Results.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.12 “Quality Agreement” means a written agreement that documents the responsibilities and quality expectations between Lilly and any internal or external collaboration partner, supplier, contract manufacturer or service.

1.13 “CMC” means Chemistry Manufacturing and Controls.

1.14 “Compounds” means the Athenex Compound and the Lilly Compound. A “Compound” means either the Athenex Compound or the Lilly Compound, as applicable.

1.15 “Combination” means the use or method of using the Athenex Compound and the Lilly Compound in concomitant or sequential administration.

1.16 “Confidential Information” means any information, Know-How or other proprietary information or materials furnished to one Party by the other Party pursuant to this Agreement, except to the extent that such information or materials: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party, as demonstrated by competent evidence; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was disclosed to the receiving Party by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or (e) was subsequently developed by the receiving Party without use of the Confidential Information, as demonstrated by competent evidence.

1.17 “CTA” means “Clinical Trial Application” means a document used to request authorization from a Regulatory Authority to begin testing an experimental compound/drug in patients.

1.18 “Disposition Package” has the meaning set forth in Section 8.7.1.

1.19 “Dispute” has the meaning set forth in Section 21.1.

1.20 “Effective Date” has the meaning set forth in the preamble.

1.21 “EMA” has the meaning set forth in the definition of Applicable Law.

1.22 “FDA” has the meaning set forth in the definition of Applicable Law.

1.23 “cGCP” means the current Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the Compounds.

1.24 “Government Official” means: (i) any officer or employee of: (a) a government, or any department or agency thereof; (b) a government-owned or controlled company, institution, or other entity, including a government-owned hospital or university; or

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

(c) a public international organization (such as the United Nations, the International Monetary Fund, the International Committee of the Red Cross, and the World Health Organization), or any department or agency thereof; (ii) any political party or party official or candidate for public or political party office; and (iii) any person acting in an official capacity on behalf of any of the foregoing.

1.25 “HIPAA” has the meaning set forth in the definition of Applicable Law.

1.26 “IND” means the Investigational New Drug Application filed or to be filed with the FDA as described in Title 21 of the U.S. Code of Federal Regulations, Part 312, and the equivalent application in the jurisdictions outside the United States, including an “Investigational Medicinal Product Dossier” filed or to be filed with the Regulatory Authorities in the European Union.

1.27 “Inventions” means all inventions and discoveries which are made or conceived in the performance of the Study and/or which are made or conceived by a Party through use of the Clinical Data.

1.28 “Internal Compliance Codes” shall mean a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Party Specific Regulations, and such Party’s internal ethical, medical and similar standards.

1.29 “Compliance” shall mean the adherence by the Parties in all material respects to all Applicable Laws and Party Specific Regulations, in each case with respect to the activities to be conducted under this Agreement.

1.30 “Party Specific Regulations” shall mean all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement.

1.31 “Jointly Owned Invention” has the meaning set forth in Section 10.1.1.

1.32 “Joint Patent Application” has the meaning set forth in Section 10.1.2.

1.33 “Joint Patent” means a patent that issues from a Joint Patent Application.

1.34 “Know-How” means any proprietary invention, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, including manufacturing, use, process, structural, operational and other data and information, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable, that is not generally known or otherwise in the public domain.

1.35 “Liability” has the meaning set forth in Section 14.2.1.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

1.36 “Lilly” has the meaning set forth in the preamble.

1.37 “Lilly Compound” means ramucirumab, excluding, however, any generic version of ramucirumab other than a generic version owned or controlled by Lilly or its Affiliate.

1.38 “Manufacture,” “Manufactured,” or “Manufacturing” means all stages of the manufacture of a Compound, including planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labeling, leafleting, testing, quality assurance, sample retention, stability testing, release, dispatch and supply, as applicable.

1.39 “Manufacturer’s Release” or “Release” has the meaning ascribed to such term in the Quality Agreement.

1.40 “Manufacturing Site” means the facilities where a Compound is Manufactured.

1.41 “Party” has the meaning set forth in the preamble.

1.42 “Protocol” means the written documentation that describes the Study and sets forth specific activities to be performed as part of the Study conduct, a summary of which is attached hereto as Appendix A.

1.43 “Regulatory Approvals” means any and all permissions (other than the Manufacturing approvals) required to be obtained from Regulatory Authorities and any other competent authority for the development, registration, importation, use (including in clinical trials), distribution, sale and marketing of a Compound in the United States, Europe or other applicable jurisdictions for use in humans, including any pricing or reimbursement approvals.

1.44 “Regulatory Authorities” has the meaning set forth in the definition of Applicable Law.

1.45 “Related Agreements” means the Pharmacovigilance Agreement and the Clinical Quality Agreement.

1.46 “Specifications” means, with respect to a given Compound, the set of requirements for such Compound as set forth in the Clinical Quality Agreement.

1.47 “Study” means the study entitled “A Phase Ib study of Oraxol in combination with Ramucirumab in patients with Gastric, Gastro-esophageal, or Esophageal Cancers.”

1.48 “Study Completion” has the meaning set forth in Section 3.5.

1.49 “Territory” means worldwide.

1.50 “Third Party” means any person or entity other than Lilly, Athenex or their respective Affiliates.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

2.	Scope of the Agreement.

2.1 Each Party shall contribute to the Study such resources as are necessary to fulfill its obligations set forth in this Agreement.

2.2 Each Party agrees to act in good faith in performing its obligations under this Agreement and each Related Agreement, and shall notify the other Party as promptly as possible in the event of any Manufacturing delay that is likely to adversely affect supply of its Compound as contemplated by this Agreement.

2.3 Representations and Warranties.

2.3.1 Lilly agrees to Manufacture and supply the Lilly Compound for purposes of the Study as set forth in Article 8, and Lilly hereby represents and warrants to Athenex that, at the time of Delivery of the Lilly Compound, such Lilly Compound shall have been Manufactured and supplied in compliance with: (i) the Specifications for the Lilly Compound; and (ii) all Applicable Law, including cGMP and health, safety and environmental protections.

2.3.2 Without limiting the foregoing, each Party is responsible for obtaining all regulatory approvals (including facility licenses) that are required to Manufacture its Compound in accordance with Applicable Law (provided that for clarity, Athenex shall be responsible for obtaining Regulatory Approvals for the Study as set forth in Section 3.3).

2.4 Each Party shall have the right to subcontract any portion of its obligations hereunder: (i) to its own Affiliates, without the other Party’s written consent; or (ii) to third parties, provided that with respect to third parties that are directly involved in the conduct of the clinical trial that is subject of the Study, the Parties have approved (in a written document) the use of such third parties in the performance of such activities, and provided further that no consent shall be necessary for either Party’s delegation to or use of contract research organizations or other third parties that are already conducting clinical trials of such Party’s Compound and are set forth in the Protocol as performing such Study activities. In any event, each Party shall remain solely and fully liable for the performance of its subcontractors. Each Party shall ensure that each of its subcontractors performs its obligations pursuant to the terms of this Agreement, including the Appendices attached hereto. Each Party shall use reasonable efforts to obtain and maintain copies of documents relating to the obligations performed by such subcontractors that are held by or under the control of such subcontractors and that are required to be provided to the other Party under this Agreement.

2.5 This Agreement does not create any obligation on the part of Athenex to provide the Athenex Compound for any activities other than the Study, nor does it create any obligation on the part of Lilly to provide the Lilly Compound for any activities other than the Study.

2.6 Nothing in this Agreement shall (i) prohibit either Party from performing clinical studies other than the Study relating to its own Compound, either individually or in combination with any other compound or product, in any therapeutic area, or (ii) create an exclusive relationship between the Parties with respect to any Compound.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

3.	Conduct of the Study.

3.1 Athenex shall act as the sponsor of the Study and shall hold the IND/CTA relating to the Study; provided, however, that in no event shall Athenex file a separate IND/CTA for the Study unless required by Regulatory Authorities to do so. If a Regulatory Authority requests a separate IND/CTA for the Study the Parties will meet and mutually agree on an approach to address such requirement.

3.2 Athenex shall ensure that the Study is performed in accordance with this Agreement, the Protocol and all Applicable Law, including GCP.

3.3 Athenex shall ensure that all directions from any Regulatory Authority and/or ethics committee with jurisdiction over the Study are followed. Further, Athenex shall ensure that all Regulatory Approvals from any Regulatory Authority and/or ethics committee with jurisdiction over the Study are obtained prior to initiating performance of the Study. Athenex shall participate in and lead all discussions with any Regulatory Authority regarding the Study, provided, however, that Lilly shall have the right (but no obligation) to participate in any discussions with a Regulatory Authority, and prior review and approval of any written communications with a Regulatory Authorty, regarding matters related to the Lilly Compound.

3.4 Athenex shall maintain reports and all related documentation (paper or electronic versions as applicable) in good scientific manner and in compliance with Applicable Law. Athenex shall provide any Study information and documentation reasonably requested to enable Lilly to (i) comply with any of its legal and regulatory obligations, or any request by any Regulatory Authority, in each case, to the extent related to the Study or such the Lilly Compound, (ii) satisfy any contractual obligation to a subcontractor engaged pursuant to Section 2.4 hereof, and (iii) to determine whether the Study has been performed by Athenex in accordance with this Agreement.

3.5 Athenex shall ensure that all patient authorizations and consents, and all consents from other data subjects, for the processing, use and disclosure of their data and the Clinical Data, required under HIPAA, the EU Data Protection Directive, EU General Data Protection Regulation, and any other similar Applicable Law in connection with the Study, permit the use and sharing of the Clinical Data as set forth in this Agreement, including the sharing of Clinical Data with Lilly.

3.6 All Clinical Data, including raw data and results, generated under this Agreement, as well as the protocol(s), analyses, plans and any other documentation prepared by one or more of the Parties under this Agreement specifically for use in connection with the Study and related to the Lilly Compound, shall be jointly owned by Lilly and Athenex.

3.7 Project Managers. Each Party shall designate a project manager (the “Project Manager”) who shall be responsible for implementing and coordinating activities, and facilitating the exchange of scientific information between the Parties with respect to the Study. The Athenex Project Manager shall provide regular updates in writing to the Lilly Project Manager, no less frequently than twice yearly, which update shall contain information about

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

overall Study progress, recruitment status, interim analysis (if results are available), final analysis and other information relevant to the conduct of the Study.

3.7.1 Each Party shall appoint a supply chain representative to hold telephone discussions at a mutually agreed-upon frequency to review the quantities of Lilly Compound needed for the Study (in accordance with Appendix B) and any other supply chain issues that may arise during the Study.

3.8 Athenex shall provide Lilly with (i) an electronic draft of the final study report for Lilly to provide comments to Athenex within thirty (30) days of receipt of such draft final study report and (ii) the final version of the final study report promptly following Study Completion. Athenex shall consider in good faith any comments provided by Lilly on the draft of the final study report. “Study Completion” shall be deemed to occur upon lock of the Study database.

3.9 Notwithstanding anything in this Agreement to the contrary, each Party acknowledges and agrees that the other Party may have present or future business activities or opportunities, including business activities or opportunities with Third Parties, involving similar products, programs, technologies or processes. Accordingly, each Party acknowledges and agrees that nothing in this Agreement shall be construed as a representation or inference that the other Party will not develop for itself, or enter into business relationships with other Third Parties regarding, any products, programs, studies (including combination studies), technologies or processes that are similar to or that may compete with the Combination or any other product, program, technology or process provided that the Clinical Data, Jointly Owned Inventions, and Confidential Information are used or disclosed in connection therewith consistent with and not in violation of Sections 3.3, 9.1 or 10 of this Agreement.

3.10 Nothing in this Agreement shall prohibit or restrict a Party from licensing, assigning or otherwise transferring to an Affiliate or Third Party its Compound and the related Clinical Data, Confidential Information, Sample Testing Results or Jointly Owned Inventions; provided, however, that in the case of any such license, assignment or transfer, the licensee, assignee or transferee shall agree in writing to be bound by the terms of this Agreement.

4.	Protocol and Related Documents.

4.1 A summary of the initial Protocol, entitled “***” has been agreed to by the Parties as of the Effective Date, and is attached as Appendix A. The final Protocol must be accepted by both Parties. Athenex shall have the final decision regarding the contents of the Protocol; provided, however, that any material changes to the Protocol (other than relating solely to the Athenex Compound), and any changes (whether or not material) relating to the Lilly Compound, shall require Lilly’s prior written consent. Any such proposed changes will be sent in writing to Lilly’s Project Manager. Lilly will provide such consent, or a written explanation for why such consent is being withheld, within fifteen (15) Business Days of receiving a copy of Athenex’s requested changes; provided that if Lilly fails to provide such written explanation within such 15 Business Day period, then Lilly shall be deemed to have consented to such change or changes. Athenex will provide a copy of the final approved protocol and any subsequent protocol amendments.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

5.	Safety and Regulatory Reporting.

Athenex will be solely responsible for compliance with all Applicable Law pertaining to safety reporting for the Study and related activities. The Parties will execute a Pharmacovigilance Agreement within ninety (90) days following the Effective Date of this Agreement or prior to the initiation of the Trial. The Pharmacovigilance Agreement will ensure the exchange of relevant safety data and Adverse Event reporting within appropriate timeframes and in appropriate format to enable the Parties to fulfill local and international regulatory reporting obligations and to facilitate appropriate safety reviews. Each Party’s right to audit the other Party as it relates to pharmacovigilance activities shall be set forth in the Pharmacovigilance Agreement.

In the event of a conflict between this Agreement and the Pharmacovigilance Agreement, where the conflict relates to a term governing the exchange of safety data or Adverse Event reporting, the terms of the Pharmacovigilance Agreement shall control.

6.	Term and Termination.

6.1 The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until completion of all of the obligations of the Parties hereunder or until terminated by either Party pursuant to this Article 6.

6.2 In the event that Lilly reasonably and in good faith believes that the Lilly Compound is being used in the Study in an unsafe manner and notifies Athenex in writing of the grounds for such belief, and Athenex fails to promptly incorporate (subject to approval by applicable Regulatory Authorities or Institutional Review Boards) changes into the Protocol reasonably requested by Lilly to address such issue or to otherwise reasonably and in good faith address such issue, Lilly may terminate this Agreement and the supply of the Lilly Compound effective upon written notice to Athenex.

6.3 Either Party may terminate this Agreement if the other Party commits a material breach of this Agreement, and such material breach continues for thirty (30) days after receipt of written notice thereof from the non-breaching Party; provided that if such material breach cannot reasonably be cured within thirty (30) days, the breaching Party shall be given a reasonable period of time to cure such breach.

6.4 If either Party determines in good faith, based on a review of the Clinical Data or other Study-related Know-How or other information, that the Study may unreasonably affect patient safety, such Party shall promptly notify the other Party of such determination. The Party receiving such notice may propose modifications to the Study to address the safety issue identified by the other Party and, if the notifying Party agrees, shall act to immediately implement such modifications; provided, however, that if the notifying Party, in its sole discretion, believes that there is imminent danger to patients, such Party need not wait for the other Party to propose modifications and may instead terminate this Agreement immediately upon written notice to such other Party. Furthermore, if the notifying Party, in its sole discretion, believes that any modifications proposed by the other Party will not resolve the patient safety issue; such Party may terminate this Agreement effective upon written notice to such other Party.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

6.5 Either Party may terminate this Agreement immediately upon written notice to the other Party in the event that any Regulatory Authority takes any action, or raises any objection, that prevents the terminating Party from supplying its Compound for purposes of the Study. Additionally, either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party in the event that it determines in its sole discretion to discontinue development of its Compound, for medical, scientific, legal or other reasons.

6.6 In the event that this Agreement is terminated, Athenex shall, at Lilly’s sole discretion, promptly either return or destroy all unused Lilly Compound pursuant to Lilly’s instructions. If Lilly requests that Athenex destroy the unused Lilly Compound, Athenex shall provide written certification of such destruction.

6.7 Either Party shall be entitled to terminate this Agreement immediately upon written notice to the other Party, if such other Party fails to perform any of its obligations under Section 13.3 or breaches any representation or warranty contained in Section 13.3. Subject to Section 6.11, the non-terminating Party shall have no claim against the terminating Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 6.7.

6.8 The provisions of this Section 6.8 and Sections 3.6 (other than the first sentence thereof), 3.7, 3.9, 6.6, 6.7 (other than the first sentence thereof), 6.9, 6.10, 6.11, 12.2, 12.3, 12.4, 12.5, 14.2 (Indemnification), 14.3 (Limitation of Liability), and Articles 1 (Definitions), 5 (Safety and Regulatory Reporting), 7 (Costs of Study), 9 (Confidentiality), 10 (Intellectual Property), 11 (Reprints; Rights of Cross-Reference), 12 (Press Releases and Publications), 20 (No Additional Obligations), 21 (Dispute Resolution and Jurisdiction), 22 (Notices), 23 (Relationship of the Parties) and 25 (Construction) shall survive the expiration or termination of this Agreement.

6.9 Termination of this Agreement shall be without prejudice to any claim or right of action of either Party against the other Party for any prior breach of this Agreement.

6.10 Upon termination of this Agreement, each Party and its Affiliates shall promptly return to the other Party or destroy any Confidential Information of the other Party (other than Clinical Data, Sample Testing Results and Inventions) furnished to the receiving Party by the other Party, except that the receiving Party shall have the right to retain one copy for record-keeping purposes.

7.	Costs of the Study.

The Parties agree that (i) Lilly shall provide the Lilly Compound for use in the Study, as described in Article 8 below, at no cost to Athenex; and (ii) Athenex shall bear all other costs associated with the conduct of the Study. Anydoses of Lilly Compound provided under this Agreement constitute free goods not contingent upon any purchase requirement(s). For the avoidance of doubt, Athenex will not be required to reimburse Lilly for any costs or expenses incurred by Lilly or its Affiliates in connection with the Study and Lilly will not be required to reimburse Athenex for any costs or expenses incurred by Athenex or its Affiliates in connection with the Study.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

8.	Supply and Use of the Compounds.

8.1 Lilly will supply, or cause to be supplied, the Lilly Compound as set forth in Appendix B. The Parties shall enter into a “Quality Agreement” that shall address and govern issues related to labeling, packaging and the quality of clinical drug supply to be supplied by the Parties for use in the Study prior to shipping material.

8.2 Athenex shall (i) use the Lilly Compound solely for purposes of performing the Study; (ii) not use the Lilly Compound in any manner inconsistent with this Agreement or for any commercial purpose; and (iii) use, store, transport, handle and dispose of the Lilly Compound in compliance with Applicable Law and the Clinical Quality Agreement. Athenex shall not reverse engineer, reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of the Lilly Compound, and in particular shall not analyze the Lilly Compound by physical, chemical or biochemical means except as necessary to perform its obligations under the Quality Agreement.

8.3 Lilly may make changes from time to time to its Compound or the manufacturing thereof.

9.	Confidentiality.

9.1 Lilly and Athenex agree to hold in confidence any Confidential Information of the other Party, and neither Party shall use Confidential Information of the other Party except for the performance of the Study and for permitted uses otherwise stated in this Agreement. Neither Party shall, without the prior written permission of the other Party, disclose any Confidential Information of the other Party to any Third Party except to the extent disclosure (i) is required by Applicable Law; (ii) is pursuant to the terms of this Agreement; or (iii) is necessary for the conduct of the Study, and in each case ((i) through (iii)) provided that the disclosing Party shall provide reasonable advance notice to the other Party before making such disclosure. For the avoidance of doubt, Athenex may, without Lilly’s consent, disclose Confidential Information to clinical trial sites and clinical trial investigators performing the Study, the data safety monitoring and advisory board relating to the Study, and Regulatory Authorities working with Athenex on the Study, in each case to the extent necessary for the performance of the Study and provided that such persons (other than governmental entities) are bound by an obligation of confidentiality at least as stringent as the obligations contained herein.

9.2 Notwithstanding the foregoing, Inventions and Clinical Data that constitute Confidential Information and are jointly owned by the Parties shall constitute the Confidential Information of both Parties and

(a) Lilly shall have the right to (i) use jointly owned Confidential Information in connection with its independent development, commercialization or other exploitation of any proprietary Lilly compound including the Lilly Compound (alone or in combination with the Athenex Compound and/or any other pharmaceutical agent) without the consent of, or any obligation to account to, Athenex; and (ii) disclose such Confidential Information to Third Parties consistent with Articles 10, 11 and 12. For clarity, Lilly retains the right to conduct additional studies and clinical trials (i.e., studies other than the Study) involving the Lilly

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Compound, either alone or with a Third Party, and such additional studies or clinical trials shall not be subject to the terms and conditions of this Agreement.

(b) Athenex shall have the right to (i) use jointly owned Confidential Information in connection with its independent development, commercialization or other exploitation of any proprietary Athenex compound including the Athenex Compound (alone or in combination with the Lilly Compound and/or any other pharmaceutical agent) without the consent of, or any obligation to account to, Lilly; and (ii) disclose such Confidential Information to Third Parties consistent with Articles 10, 11 and 12. For clarity, Athenex retains the right to conduct additional studies and clinical trials (i.e., studies other than the Study) involving the Athenex Compound, either alone or with a Third Party, and such additional studies or clinical trials shall not be subject to the terms and conditions of this Agreement.

9.3 Athenex may use and disclose to Third Parties any Athenex solely owned Confidential Information for any purpose without obligation or accounting to Lilly. Lilly may use and disclose to Third Parties any Lilly solely owned Confidential Information for any purpose without obligation or accounting to Athenex.

9.4 Each party agrees that with respect to its performance of all activities under this Agreement, it shall undertake appropriate physical, technical and administrative controls in order to protect personally identifiable data and prevent the unauthorized access to or disclosure of such personally identifiable data and that its processing of all personally identifiable data, including the Clinical Data, shall be in accordance with all data protection and privacy laws, rules and regulations and Applicable Law.

10.	Intellectual Property.

10.1 Joint Ownership and Prosecution.

10.1.1 Subject to Sections 10.2 and 10.3, all rights to all Inventions relating to or covering the combined use of the Lilly Compound and the Athenex Compound (each a “Jointly Owned Invention”) shall belong jointly to Lilly and Athenex. For those countries where a specific license is required for a joint owner of a Jointly Owned Invention to practice such Jointly Owned Invention in such countries, (i) Athenex hereby grants to Lilly a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under Athenex’s right, title and interest in and to all Jointly Owned Inventions to use such Inventions and (ii) Lilly hereby grants to Athenex a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under Lilly’s right, title and interest in and to all Jointly Owned Inventions to use such Inventions. For clarity, the terms of this Agreement do not provide Lilly or Athenex with any rights, title or interest or any license to the other Party’s background intellectual property except as necessary to conduct the Study and as expressly set forth in Section 10.4. Each Party shall have the right to freely exploit each Jointly Owned Invention, both within and outside the scope of the Study, without accounting to or any other obligation to the other Party, and each Party may grant licenses (with a right to sublicense) to Third Parties under such Party’s interest in each Jointly Owned Invention.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

10.1.2 As needed following the Effective Date, patent representatives of each of the Parties shall meet (in person or by telephone) to discuss the patenting strategy for any Jointly Owned Inventions which may arise. In particular, the Parties shall discuss which Party will file a patent application (including any provisional, substitution, divisional, continuation, continuation in part, reissue, renewal, reexamination, extension, supplementary protection certificate and the like) in respect of any Jointly Owned Invention (each, a “Joint Patent Application”) and whether the Parties wish to appoint Joint Patent Counsel. In any event, the Parties shall consult and reasonably cooperate with one another in the preparation, filing, prosecution (including prosecution strategy) and maintenance of such patent application and shall equally share the expenses associated with the Joint Patent Applications. In the event that one Party (the “Filing Party”) wishes to file a patent application for a Jointly Owned Invention and the other Party (the “Non-filing Party”) does not want to file any patent application for such Jointly Owned Invention or does not want to file in a particular country, the Non-filing Party shall execute such documents and perform such acts at the Filing Party’s expense as may be reasonably necessary to effect an assignment of such Jointly Owned Invention to the Filing Party (in such country or all countries, as applicable) in a timely manner to allow the Filing Party to prosecute such patent application. Likewise, if a Party (the “Opting-out Party”) wishes to discontinue the prosecution and maintenance of a Joint Patent Application, the other Party, at its sole option (the “Continuing Party”), may continue such prosecution and maintenance. In such event, the Opting-out Party shall execute such documents and perform such acts at the Continuing Party’s expense as may be reasonably necessary to effect an assignment of such Joint Patent Application to the Continuing Party (in such country or all countries, as applicable) in a timely manner to allow the Continuing Party to prosecute and maintain such patent application. Any Joint Patent Application or Jointly Owned Invention so assigned shall thereafter be owned solely by the Continuing Party or Filing Party (as applicable), and any patent claiming such Jointly Owned Invention in the applicable country or countries any such patent, when issued, shall not be a Joint Patent. The Filing Party or Continuing Party (as applicable) hereby grants to the Opting-out Party or Non-Filing Party (as applicable) a perpetual, irrevocable, non-exclusive, royalty-free fully paid-up license under such solely owned patent applications and patents to practice any Invention claimed therein solely for the purposes of developing and commercializing its respective Compound for use in the Combination, which license shall not be transferable or sublicensable to any Third Party except to (A) Affiliates of the Opting-out Party or Non-Filing Party (as applicable) and (B) Third Parties engaged in developing, manufacturing or marketing that Party’s Compound for or on behalf of that Party or its Affiliates.

10.1.3 Except as expressly provided in Section 10.1.2 and in furtherance and not in limitation of Section 9.1, each Party agrees to make no patent application based on the other Party’s Confidential Information, and to give no assistance to any Third Party for such application, without the other Party’s prior written authorization.

10.1.4 Lilly shall have the first right to initiate and control legal action to enforce all Joint Patents against infringement, and to protect all Jointly Owned Inventions from misappropriation, by any Third Party where such infringement or misappropriation results from the development or sale of a molecule that is a biosimilar or interchangeable version of the Lilly Compound (i.e., where a Third Party has filed for marketing approval pursuant to 42 U.S.C. §262(k) or any comparable Applicable Law in other jurisdictions using the Lilly

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Compound as the reference drug), or to defend any declaratory judgment action relating thereto, at its sole expense (subject to Section 10.1.5). In the event that Lilly fails to initiate or defend such action within thirty (30) days after being first notified of such infringement or misappropriation, Athenex shall have the right to do so at its sole expense (subject to Section 10.1.5). Similarly, Athenex shall have the first right to initiate and control legal action to enforce all Joint Patents against infringement and to protect all Jointly Owned Inventions from misappropriation, by any Third Party where such infringement or misappropriation results from the development or sale of a molecule that is a biosimilar or interchangeable version of the Athenex Compound (i.e., where a Third Party has filed for marketing approval pursuant to 42 U.S.C. §262(k) or any comparable Applicable Law in other jurisdictions using the Athenex Compound as the reference drug), or to defend any declaratory judgment action relating thereto, at its sole expense (subject to Section 10.1.5). In the event that Athenex fails to initiate or defend such action within thirty (30) days after being first notified of such infringement, Lilly shall have the right to do so at its sole expense (subject to Section 10.1.5). In the event that legal action to enforce Joint Patents will involve infringement or misappropriation resulting from the development or sale of a molecule or molecules that is or includes both the Lilly Compound and the Athenex Compound, the Parties shall work together to coordinate such action and shall share the costs and expenses of such litigation equally. For clarity, if the alleged infringer is selling or intending to sell only one biosimilar or interchangeable version of either the Lilly Compound or the Athenex Compound, then the Parties obligation to share the costs and expenses of such litigation shall not apply.

10.1.5 If one Party brings any prosecution or enforcement action or proceeding against a Third Party with respect to any Joint Patent, the second Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the suit. In such case, the costs and expenses of such second Party shall be borne by such second Party, but all other costs and expenses of the litigation shall be borne by the Party bringing or defending such suit. Any damages or other monetary awards recovered shall be shared by the Parties in proportion based on their relative contributions to the total costs and expenses of the litigation. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 10.1.5 may not be entered into without the consent of the Party not bringing the suit.

10.2 Inventions Owned by Lilly. Notwithstanding Section 10.1, the Parties agree that all rights to Inventions relating solely to the Lilly Compound are the exclusive property of Lilly. Lilly shall be entitled to file in its own name relevant patent applications and to own resultant patent rights for any such Invention. For the avoidance of doubt, any Invention generically encompassing the Lilly Compound (and not any Athenex proprietary compound including the Athenex Compound) within its scope, even where the Lilly Compound is not disclosed per se, is the exclusive property of Lilly.

10.3 Inventions Owned by Athenex. Notwithstanding Section 10.1, the Parties agree that all rights to Inventions relating solely to the Athenex Compound are the exclusive property of Athenex. Athenex shall be entitled to file in its own name relevant patent applications and to own resultant patent rights for any such Invention. For the avoidance of doubt, any Invention generically encompassing the Athenex Compound (and not any Lilly proprietary compound

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

including the Lilly Compound) within its scope, even where the Athenex Compound is not disclosed per se, is the exclusive property of Athenex.

10.4 Mutual Freedom to Operate for Combination Inventions.

(i)	Lilly hereby grants to Athenex a non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, to any patent owned or controlled by Lilly which (a) has a priority claim that is earlier than the initiation of the Study (i.e., first dosing of the first patient in the Study) and (b) claims the Combination, in order to practice such Combination for all purposes.

(ii)	Athenex hereby grants to Lilly a non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, to any patent owned or controlled by Athenex which (a) has a priority claim that is earlier than the initiation of the Study (i.e., first dosing of the first patient in the Study) and (b) claims the Combination, in order to practice such Combination for all purposes.

(iii)	For clarity, the terms of this Section 10.4 do not provide Athenex or Lilly with any rights, title or interest or any license to the other Party’s background intellectual property which does not claim the Combination (i.e., intellectual property owned or licensed by either Party which does not constitute an Invention and does not claim the Combination) except as necessary to conduct the Study.

(iv)	Notwithstanding the foregoing, any and all licenses granted under this Section shall terminate upon termination of this Agreement and any future agreement(s) the Parties may enter into related to the Combination.

11.	Reprints.

Consistent with applicable copyright and other laws, each Party may use, refer to, and disseminate reprints of scientific, medical and other published articles and materials from journals, conferences and/or symposia relating to the Study which disclose the name of a Party, provided such use does not constitute an endorsement of any commercial product or service by the other Party.

12.	Press Releases and Publications.

12.1 ***

12.2 To the extent required by Applicable Law or Lilly’s policies, Athenex will register the Study with the Clinical Trials Registry located at www.clinicaltrials.gov. Athenex is committed to timely publication of the results following Study Completion, after taking appropriate action to secure intellectual property rights (if any) arising from the Study. The publication of the results of the Study will be in accordance with the Protocol. Lilly agrees not to publish any results of the Study involving the Athenex Compound prior to the timely publication of such Study results by Athenex.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

12.3 Each Party shall use reasonable efforts to publish or present scientific papers dealing with the Study in accordance with accepted scientific practice. Each Party may issue a press release related to any scientific presentation or publication regarding the Study in a form mutually agreed to by the Parties.

12.4 The Parties agree that prior to submission of the results of the Study for publication or presentation or any other dissemination of results including oral dissemination, the publishing Party shall invite the other to comment on the content of the material to be published or presented according to the following procedure:

(i)	At least *** days prior to submission for publication of any paper, letter or any other publication, or *** days prior to submission for presentation of any abstract, poster, talk or any other presentation, the publishing Party shall provide to the other Party the full details of the proposed publication or presentation in an electronic version (secure file transfer). Upon written request from the other Party, the publishing Party agrees not to submit data for publication/presentation for an additional *** days in order to allow for actions to be taken to preserve rights for patent protection.

(ii)	The publishing Party shall give reasonable consideration to any request by the other Party made within the periods mentioned in clause (i) above to modify the publication and the Parties shall work in good faith and in a timely manner to resolve any issue regarding the content for publication.

(iii)	The publishing Party shall remove all Confidential Information of the other Party before finalizing the publication.

12.5 Notwitstanding the foreging, that in the event Lilly has notified Athenex in writing that Lilly reasonably believes that prior to such publication or presentation it must take action to protect its intellectual property interests, such as the filing of a patent application claiming an invention or a trademark registration application, Athenex shall either (1) delay such publication or presentation for an additional *** days or until the foregoing action(s) have been taken, whichever shall first occur; or (2) if Athenex is unwilling to delay the publication or presentation, Athenex will remove from the publication or presentation the information which Lilly has specified it reasonably believes would jeopardize its intellectual property interests. Under certain circumstances, a shorter review period may be granted in writing by Lilly. Athenex will assist Lilly in obtaining reprints of the publication(s) resulting from the Study.

12.6 Each Party agrees to identify and acknowledge the other Party’s support in any press release and any other publication or presentation of the results of the Study, provided any such release, publication, presentation or other disclosure is reviewed and approved by the other Party.

13.	Representations and Warranties; Disclaimers.

13.1 Each of Lilly and Athenex represents and warrants to the other that it has the full right and authority to enter into this Agreement.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

13.2 Neither Party undertakes that the Study shall lead to any particular result and both Parties agree and understand that the success of the Study is not guaranteed. Neither Party accepts any responsibility for any use that the other Party may make of the Clinical Data nor for advice or information given in connection therewith.

13.3 Anti-Corruption and Compliance.

13.3.1 In performing their respective obligations hereunder, the Parties acknowledge that the corporate policies of Lilly and Athenex and their respective Affiliates require that each Party’s business be conducted within the letter and spirit of the law. By signing this Agreement, each Party agrees to conduct the business contemplated herein in a manner which is consistent with all Applicable Law, including the U.S. Foreign Corrupt Practices Act, good business ethics, and its ethics and other corporate policies, and to abide by the spirit of the other Party’s applicable ethics and compliance guidelines which may be provided by such other Party from time to time. Specifically, each Party agrees that it has not, and covenants that it, its Affiliates, and its and its Affiliates’ directors, employees, officers, and anyone acting on its behalf, will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery.

13.3.2 Each Party shall not contact, or otherwise knowingly meet with, any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement, without the prior written approval of the other Party, except where such meeting is consistent with the purpose and terms of this Agreement and in compliance with Applicable Law.

13.3.3 Each Party represents that: (i) it has no impediment to enter into the transaction contemplated in this Agreement; and (ii) it is not (and Athenex represents and covenants that no third party engaged to perform services for the Study will be) excluded, debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programs.

13.3.4 Each Party represents and warrants that except as disclosed to the other in writing prior to the commencement of this Agreement: (1) it does not have any interest which directly or indirectly conflicts with its proper and ethical performance of this Agreement; (2) it shall maintain arm’s length relations with all Third Parties with which it deals for or on behalf of the other in performance of this Agreement; and (3) it has provided complete and accurate information to the other Party in the course of negotiating this Agreement, including disclosure of any officers, employees, owners or persons directly or indirectly retained by such Party, if any, in relation to the performance of this Agreement who are Government Officials or relatives of Government Officials. Each Party shall make all further disclosures as necessary to the other Party to ensure the information provided remains complete and accurate throughout the term of this Agreement. Subject to the foregoing, each Party agrees that it shall not hire or retain any

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Government Official to assist in its performance of this Agreement, with the sole exception of conduct of or participation in clinical trials under this Agreement, provided that such hiring or retention shall be subject to the completion by the hiring or retaining Party of a satisfactory anti-corruption and bribery (e.g., FCPA) due diligence review of such Government Official. Each Party further covenants that any future information and documentation submitted to the other Party as part of further due diligence or a certification shall be complete and accurate.

13.3.5 Each Party shall have the right during the term of this Agreement, and for a period of two (2) years following termination of this Agreement, to conduct an investigation and audit of the other Party’s activities, books and records, to the extent they relate to that other Party’s performance under this Agreement, to verify compliance with the terms of this Section 13.3. Such other Party shall cooperate fully with such investigation or audit, the scope, method, nature and duration of which shall be at the sole reasonable discretion of the Party requesting such audit.

13.3.6 Each Party shall ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects. Each Party further represents, warrants and covenants that all books, records, invoices and other documents relating to payments and expenses under this Agreement are and shall be complete and accurate and reflect in reasonable detail the character and amount of transactions and expenditures. Each Party must maintain a system of internal accounting controls reasonably designed to ensure that no off-the-books or similar funds or accounts will be maintained or used in connection with this Agreement.

13.3.7 Each Party agrees that in the event that the other Party believes in good faith that there has been a possible violation of any provision of Section 14.3, such other Party may make full disclosure of such belief and related information needed to support such belief at any time and for any reason to any competent government bodies and its agencies, and to whoever such Party determines in good faith has a legitimate need to know.

13.3.8 Each Party agrees to ensure that all employees performing its obligations under this Agreement are provided ethics and compliance training in accordance with such Party’s corporate policies and procedures. All Internal Compliance Codes shall apply only to the Party to which they relate. The Parties agree to cooperate with each other to insure that each Party is able to comply with the substance of its respective Internal Compliance Codes and Party Specific Regulations and, to the extent practicable, to operate in a manner consist with its usual Compliance related processes. Neither Party shall be obligated to pursue any course of conduct that would result in such Party being in material breach of any Party Specific Regulation applicable to it. All Party Specific Regulations are binding only in accordance with their terms and only upon the Party to which they relate.

13.4 EXCEPT AS EXPRESSLY PROVIDED HEREIN, ATHENEX MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE ATHENEX COMPOUND, AND LILLY MAKES NO WARRANTIES, EXPRESS OR

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LILLY COMPOUND.

14.	Insurance; Indemnification; Limitation of Liability.

14.1 Insurance. Each Party warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed herein. Upon request, a Party shall provide evidence of such insurance.

14.2 Indemnification.

14.2.1 Indemnification by Athenex. Athenex agrees to defend, indemnify and hold harmless Lilly, its Affiliates, and its and their employees, directors, subcontractors and agents from and against any loss, damage, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any claim, proceeding, or investigation by a Third Party arising out of this Agreement or the Study (a “Liability”), except to the extent that such Liability (A) was directly caused by (i) ***; (ii) ***; or (iii) ***; or (B) is determined to be attributable to ***.

14.2.2 Indemnification by Lilly. Lilly agrees to defend, indemnify and hold harmless Athenex, its Affiliates, and its and their employees, directors, subcontractors and agents from and against any Liability to the extent that such Liability (A) was directly caused by (i) ***; (ii) ***; or (iii) ***; or (B) is determined to be attributable to ***.

14.2.3 Procedure. The obligations of Athenex and Lilly under this Section 14.2 are conditioned upon the delivery of written notice to Athenex or Lilly, as the case might be, of any potential Liability within a reasonable time after a Party becomes aware of such potential Liability. A Party will have the right to assume the defense of any suit or claim related to the Liability (using counsel reasonably satisfactory to the other Party) if it has assumed responsibility for the suit or claim in writing. The other Party may participate in (but not control) the defense thereof at its sole cost and expense. The Party controlling such defense (the “Defending Party”) shall keep the other Party (the “Other Party”) advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the Other Party with respect thereto. The Defending Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Other Party, which shall not be unreasonably withheld. The Defending Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Other Party from all liability with respect thereto or that imposes any liability or obligation on the Other Party without the prior written consent of the Other Party.

14.2.4 Study Subjects. Lilly shall not offer compensation on behalf of Athenex to any Study subject or bind Athenex to any indemnification obligations in favor of any Study subject. Likewise, Athenex shall not offer compensation on behalf of Lilly to any Study subject or bind Lilly to any indemnification obligations in favor of any Study subject.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

14.3 LIMITATION OF LIABILITY. OTHER THAN WITH RESPECT TO DAMAGES ARISING OUT OF OR RELATED TO A PARTY’S BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT TO USE, DISCLOSE, LICENSE, ASSIGN OR OTHERWISE TRANSFER SAMPLE TESTING RESULTS, CLINICAL DATA, CONFIDENTIAL INFORMATION AND JOINTLY-OWNED INVENTIONS ONLY FOR THE PERMITTED USE, IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY FOR, NOR SHALL ANY INDEMNIFIED PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR DAMAGES FOR LOST OPPORTUNITIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (x) THE MANUFACTURE OR USE OF ANY COMPOUND SUPPLIED HEREUNDER OR (y) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT OR ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT, EXCEPT THAT SUCH LIMITATION SHALL NOT APPLY TO DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

15.	Use of Name.

Except as expressly provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name, trademark or logo of the other Party for any purpose in connection with the performance of this Agreement.

16.	Force Majeure.

If in the performance of this Agreement, one of the Parties is prevented, hindered or delayed by reason of any cause beyond such Party’s reasonable control (e.g., war, riots, fire, strike, governmental laws), such Party shall be excused from performance to the extent that it is necessarily prevented, hindered or delayed (“Force Majeure”). The non-performing Party will notify the other Party of such Force Majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use commercially reasonable efforts to remedy its inability to perform.

17.	Entire Agreement; Modification.

The Parties agree to the full and complete performance of the mutual covenants contained in this Agreement. This Agreement, together with the Related Agreements, constitutes the sole, full and complete agreement by and between the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement. No amendments, changes, additions, deletions or modifications to or of this Agreement shall be valid unless reduced to writing and signed by the Parties hereto.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

18.	Assignment and Sub-Contracting.

Neither Party shall assign or transfer this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign all or any part of this Agreement to one or more of its Affiliates without the other Party’s consent, and any and all rights and obligations of either Party may be exercised or performed by its Affiliates, provided that such Affiliates agree to be bound by this Agreement.

19.	Invalid Provision.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. In lieu of the illegal, invalid or unenforceable provision, the Parties shall negotiate in good faith to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement.

20.	No Additional Obligations.

Lilly and Athenex have no obligation to renew this Agreement or apply this Agreement to any clinical trial other than the Study. Neither Party is under any obligation to enter into another type of agreement at this time or in the future.

21.	Dispute Resolution and Jurisdiction.

21.1 The Parties shall attempt in good faith to settle all disputes arising out of or in connection with this Agreement in an amicable manner. Any claim, dispute or controversy arising out of or relating to this Agreement, including the breach, termination or validity hereof or thereof (each, a “Dispute”), shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to its choice of law principles.

21.2 Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed or maintained notwithstanding any ongoing discussions between the Parties.

22.	Notices.

All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier), or sent by internationally-recognized overnight courier addressed as follows:

If to Athenex, to:

Athenex, Inc.

Conventus Building

1001 Main Street, Suite 600

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Buffalo, New York 14203

Attn: Teresa Bair, Esq., Legal Affairs

Fascimile No: 866-895-1793

With a copy to:

Athenex, Inc.

Conventus Building

1001 Main Street, Suite 600

Buffalo, New York 14203

Attn: Robert Keem, Operations

Fascimile No: 866-895-1793

If to Lilly, to:

Eli Lilly and Company

Lilly Corporate Center

893 S Delaware

Indianapolis, IN, USA 46285

Attention: Sr VP of Clinical Development and Medical Affairs, Oncology

Business Unit

Facsimile No: (317) 277-3652

With a copy to:

Eli Lilly and Company

Lilly Corporate Center

893 S Delaware

Indianapolis, IN, USA 46285

Attention: General Counsel

Facsimile No: (317) 433-3000

23.	Relationship of the Parties.

The relationship between the Parties is and shall be that of independent contractors, and does not and shall not constitute a partnership, joint venture, agency or fiduciary relationship. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or take any actions, which are binding on the other Party, except with the prior written consent of the other Party to do so. All persons employed by a Party will be the employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

24.	Counterparts and Due Execution.

This Agreement, any amendment and Related Agreements may be executed in two (2) or more counterparts (including by way of facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument,

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. When executed by the Parties, this Agreement shall constitute an original instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. For clarity, facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

25.	Construction.

Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall be deemed to be followed by the phrase “without limitation” or like expression. The term “will” as used herein means shall. References to “Article,” “Section” or “Appendix” are references to the numbered sections of this Agreement and the appendices attached to this Agreement, unless expressly stated otherwise. Except where the context otherwise requires, references to this “Agreement” shall include the appendices attached to this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto.

[Remainder of page intentionally left blank.]

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

FOIA CONFIDENTIAL TREATMENT REQUESTED

Confidential Materials omitted and filed separate with the Securities and Exchange Commission

Triple asterisks denote omissions

IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Agreement as of the Effective Date.

Athenex, Inc.

By:

Name: (Type or Print) Simon Pedder, PhD

Title: Vice President of Corporate Strategy and Business Development

Date:

Eli Lilly and Company

By:

Name: Richard Gaynor

Title: Sr VP of Clinical Development and Medical Affairs, Oncology

Date:

Eli Lilly and Company

By:

Name: Michael Franklin

Title: Sr. Advisor Commercial Product/Collaborations

Date:

ImClone LLC

By:

Name (Type or Print):

Title: Member

Date:

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

FOIA CONFIDENTIAL TREATMENT REQUESTED

Confidential Materials omitted and filed separate with the Securities and Exchange Commission

Triple asterisks denote omissions

Appendix A

PROTOCOL SUMMARY

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

***

A total 77 pages of Protocol summary redacted.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

Appendix B

LILLY PRODUCT Supply Agreement

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.

***

A total 4 pages of Supply Agreement redacted.

*** = Portions of this exhibit have been omitted pursuant to a request for confidential treatment. An unredacted version of this exhibit has been filed separately with the Commission.